Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                          Moore & Associates, Chartered
                                Las Vegas, Nevada



EPIC Media, Inc.
9756 Charleville Blvd.
Beverly Hills, CA 90212

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated July 15, 2005, with respect to the financial statements of EPIC Media, Inc. included in its registration statement on Form 10SB12G, filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form S-8.

November 10, 2005

Moore & Associates, Chartered
Las Vegas, Nevada


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